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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         DATE OF REPORT: JULY 16, 2001

                    WASHINGTON GROUP INTERNATIONAL, INC.

                        Commission File Number 1-12054

                            A Delaware corporation

                  IRS Employer Identification No. 15-0565601

                   720 PARK BOULEVARD, BOISE, IDAHO 83729

                                 208/386-5000

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Item 5. Other Events and Regulation FD Disclosure

    On July 15, 2001, Washington Group International, Inc. filed with the United States Bankruptcy Court for the District of Nevada a monthly operating report for the month ended June 1, 2001. The report includes certain financial information with respect to Washington Group and those direct and indirect subsidiaries that commenced proceedings to reorganize under chapter 11 of the United States Bankruptcy Code on May 14, 2001 (collectively, the "Debtors"). A list of the Debtors is included as an exhibit to Washington Group's current report on Form 8-K dated May 29, 2001. The monthly operating report includes financial information only with respect to the Debtors. Accordingly, it does not contain financial information with respect to those subsidiaries and affiliates of Washington Group that are not Debtors and, therefore, were excluded from the May 14, 2001 bankruptcy filing. The non-Debtor entities are the Westinghouse Government Services Companies and related entities, partially owned limited liability companies and joint ventures, and foreign subsidiaries and affiliates. The monthly operating report is available at the Bankruptcy Court's website, which can be accessed through a hyperlink located at Washington Group's website: http://www.wgint.com. No information from Washington Group's website or the Bankruptcy Court's website is incorporated into, or is a part of, this current report.

    Washington Group will not file its quarterly report on Form 10-Q for the quarterly period ended June 1, 2001 by July 16, 2001, the prescribed due date for such filing because it needs additional time to prepare the consolidated financial statements and related disclosures required to be included therein.


                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       WASHINGTON GROUP INTERNATIONAL, INC.

July 16, 2001                          By: /s/ Craig G. Taylor
                                           ----------------------------
                                           Craig G. Taylor
                                           Secretary


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